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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 4, 2000
                                                    ---------------

                       Service Systems International, Ltd.
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             (Exact name of registrant as specified in its charter)

         Nevada                        0-21753                  88-0263701
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(State or other jurisdiction         (Commission               (IRS Employer
 of incorporation)                    File Number)              Ident. No.)

               2800 Ingleton Avenue, Burnaby, B.C. Canada V5C 6G7
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (604) 451-1069

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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On October 4, 2000, the Registrant ("Service Systems") entered into a nonbinding Letter of Intent with US Filter's Wallace and Tiernan Products Group, a wholly owned subsidiary of U.S. Filter ("US Filter") to market and sell under license Service Systems' UltraGuard(R) ultraviolet disinfection technology for water and wastewater applications. The exclusive territory for the sales of UltraGuard(R) systems will be North, Central and South America and the Caribbean. Some of the terms of the Letter of Intent are described in the attached Press Release.

The Letter of Intent with US Filter will provide for a

- reduction of capital requirements through the provision of progress payments covering ultraviolet systems ordered

-    five percent (5%) license fee on all systems and components ordered

US Filter will receive:

- 1,000,000 warrants for the purchase of Service Systems common stock, exercisable at fair

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     market value on the date of the signing of the Letter of Intent, as determined by the average closing price for the common stock for the 10 days immediately preceding the date of the letter of intent;

- 1.000,000 warrants for the purchase of Service Systems common stock, exercisable at $1.00 per share;

- 1,000,000 warrants for the purchase of Service Systems common stock, exercisable at $2.00 per share;

- opportunities to earn further warrants upon receiving certain product sales levels.

None of the warrants received will be exercisable before two years from the date of grant.

                                       SERVICE SYSTEMS INTERNATIONAL, LTD.

Date:  October 13, 2000                By:  /s/ Kenneth Fielding
                                       Kenneth Fielding, President
                                       Service Systems International, Ltd.
                                       (Registrant)


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                                  EXHIBIT INDEX



99    Joint Press Release dated October 6, 2000    Filed Electronically herewith